FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS RECORD EARNINGS PER SHARE OF $0.62 FOR 1Q 2015
ROAA of 1.45% and ROATE of 15.56% for first quarter 2015

NASHVILLE, Tenn., April 20, 2015 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $0.62 for the quarter ended March 31, 2015, compared to net income per diluted common share of $0.47 for the quarter ended March 31, 2014, an increase of 31.9 percent.
"Strategically, it has been a very eventful 2015 thus far," said M. Terry Turner, Pinnacle's president and chief executive officer. "Our investment in Bankers Healthcare Group LLC (BHG), which occurred on Feb. 1, 2015, as well as our anticipated merger with CapitalMark Bank & Trust (CapitalMark) in Chattanooga, TN, which we announced two weeks ago, represent two significant milestones for our firm. Additionally, we launched a capital markets initiative that will provide a new revenue stream that's been routinely conceded to others in the past, and we also hired several commercial real estate professionals that position us to develop a higher profile in the commercial real estate segment to match that we've developed in the commercial and industrial segment. Those building  blocks, plus our record core earnings for the 16th consecutive quarter, serve as a great platform to achieve our long-term growth objectives."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:
•	Revenues (excluding securities gains and losses) for the quarter ended March 31, 2015 were a record $69.8 million, an increase of $5.1 million from $64.7 million in the fourth quarter of 2014. Revenues (excluding securities gains and losses) increased 19.0 percent over the same quarter last year.
•	Loans at March 31, 2015 were a record $4.65 billion, an increase of $55.2 million from Dec. 31, 2014 and $463.6 million from March 31, 2014, reflecting year-over-year growth of 11.1 percent.
•	Average balances of noninterest-bearing deposit accounts were $1.34 billion in the first quarter of 2015 and represented approximately 28.0 percent of total average deposit balances for the quarter, another record for the firm. First quarter 2015 average noninterest-bearing deposits increased 19.0 percent over the same quarter last year.
•	Return on average assets increased to 1.45 percent for the first quarter of 2015, compared to 1.27 percent for the fourth quarter of 2014 and 1.20 percent for the same quarter last year.
•	First quarter 2015 return on average tangible equity amounted to 15.56 percent, compared to 13.52 percent for the fourth quarter of 2014 and 13.45 percent for the same quarter last year.
•
The firm's investment in BHG resulted in additional noninterest income of approximately $3.1 million for the first quarter of 2015, ultimately amounting to approximately $0.05 in fully diluted earnings per share for the period.

"We are very pleased with BHG's contribution in the first quarter and remain excited about the future opportunities that we believe exist between our two firms," Turner said. "Further, by focusing on our core banking businesses and growing our client base in our now three MSAs in Tennessee, we believe we will continue to increase revenues, increase operating leverage and, most importantly, produce long-term sustainable shareholder value for our investors."

OTHER FIRST QUARTER 2015 HIGHLIGHTS:
•	Revenue growth
o
Net interest income for the quarter ended March 31, 2015 increased to $51.3 million, compared to $50.3 million for the fourth quarter of 2014 and $45.9 million for the first quarter of 2014. Net interest income for the period ended March 31, 2015 increased 11.7 percent as compared to the same period prior year.

▪	The firm's net interest margin was 3.78 percent for the quarter ended March 31, 2015, compared to 3.76 percent last quarter and for the quarter ended March 31, 2014.
o	Noninterest income for the quarter ended March 31, 2015 increased to $18.5 million, compared to $14.4 million for the fourth quarter of 2014 and $12.7 million for the same quarter last year. Noninterest income for the period ended March 31, 2015 increased 45.2 percent as compared to the same period prior year.
▪
Wealth management revenues, which include investment, trust and insurance services, were $5.1 million for the quarter ended March 31, 2015, compared to $5.1 million for the quarter ended Dec. 31, 2014 and $4.7 million for the same quarter last year.

▪
Other noninterest income increased by approximately $604,000 between fourth quarter of 2014 and first quarter of 2015 to $5.3 million, primarily due to $208,000 in increased interchange revenues and $547,000 in loan swap fees.

"Over the last few years, we outlined and ultimately increased several of the performance targets for our firm," said Harold R. Carpenter, Pinnacle's chief financial officer. "The achievement of those targets was based on increasing our client base. As a firm, we remain focused on revenue growth and achieving it by recruiting the best financial professionals in our markets. We made several key hires in the first quarter of 2015 and look forward to additional hires over the remainder of this year.
"Ongoing organic growth has been and will continue to be the foundation of our business model in the Nashville and Knoxville markets. We will work diligently to ensure a smooth integration of CapitalMark into our franchise and expect, ultimately, the same organic growth model will be the foundation for building a $2 billion+ banking franchise in Chattanooga over the next few years. We believe that the core business strategies shared by both CapitalMark and Pinnacle will be what grows the value of the combined franchise."

•	Noninterest expense
o	Noninterest expense for the quarter ended March 31, 2015 was $36.8 million, compared to $34.4 million in the fourth quarter of 2014 and $33.6 million in the same quarter last year.
▪	Salaries and employee benefits were $23.5 million in the first quarter of 2015, compared to $23.1 million in the fourth quarter of 2014 and $21.7 million in the same quarter last year.

"We continue to experience improved operating leverage in the first quarter with another record efficiency ratio of 52.8 percent," Carpenter said. "Going into 2015, we anticipated increases in compensation for new hires and merit raises, as well as increases in other expenses due to increases in variable costs related to revenue growth. That said, absent the usual increases for additional hires that will occur, we feel our expense run rate should remain fairly consistent throughout this year."

•	Asset quality
o	Nonperforming assets decreased to $25.4 million at March 31, 2015, compared to $27.9 million at Dec. 31, 2014 and $30.6 million at March 31, 2014. Nonperforming assets decreased to 0.54 percent of total loans and ORE at March 31, 2015, compared to 0.61 percent at Dec. 31, 2014 and 0.73 percent at March 31, 2014.
o	The allowance for loan losses represented 1.43 percent of total loans at March 31, 2015, compared to 1.47 percent at Dec. 31, 2014 and 1.61 percent at March 31, 2014. The ratio of the allowance for loan losses to nonperforming loans was 391.6 percent at March 31, 2015, compared to 403.2 percent at Dec. 31, 2014 and 432.7 percent at March 31, 2014.
•
Net charge-offs were $1.4 million for the quarter ended March 31, 2015, compared to $842,000 for the fourth quarter of 2014 and $934,000 for the quarter ended March 31, 2014. Annualized net charge-offs as a percentage of average loans for the quarter ended March 31, 2015 were 0.13 percent, compared to 0.09 percent for the quarter ended March 31, 2014.

•
Provision for loan losses decreased from $488,000 in the first quarter of 2014 to $315,000 in the first quarter of 2015, which reflects an overall decrease in the allowance for loan losses from 1.61 percent at March 31, 2014 to 1.43 percent at March 31, 2015, based on improvements in overall loan quality.

BOARD OF DIRECTORS DECLARES DIVIDEND
On April 7, 2015, Pinnacle's Board of Directors also declared a $0.12 per share cash dividend to be paid on May 29, 2015 to common shareholders of record as of the close of business on May 1, 2015. The amount and timing of any future dividend payments to common shareholders will be subject to the discretion of Pinnacle's Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on April 21, 2015 to discuss first quarter 2015 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution.
The firm began operations in a single downtown Nashville location in October 2000 and has since grown to approximately $6.3 billion in assets at March 31, 2015. At March 31, 2015, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and five offices in Knoxville. Additionally, Great Place to Work® named Pinnacle one of the best workplaces in the United States on its 2014 Best Small & Medium Workplaces list published in FORTUNE magazine. The American Banker also recognized Pinnacle as the second best bank to work for in the country.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.

###

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection  with the proposed merger of Pinnacle Bank and CapitalMark Bank & Trust ("CapitalMark"), Pinnacle Financial intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC") to register the shares of Pinnacle Financial common stock that will be issued to CapitalMark's shareholders in connection with the transaction. The registration statement will include a proxy statement/prospectus (that will be delivered to CapitalMark's shareholders in connection with their required approval of the proposed merger) and other relevant materials in connection with the proposed merger transaction involving Pinnacle Bank and CapitalMark.

INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE FINANCIAL, PINNACLE BANK, CAPITALMARK AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 150 3rd Avenue South, Suite 980, Nashville, TN 37201, Attention: Investor Relations (615) 744-3742 or CapitalMark, 801 Broad St., Chattanooga, TN 37402, Attention: Investor Relations (423) 386-2828.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

FORWARD-LOOKING STATEMENTS

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "goal," "objective," "intend," "plan," "believe," "should," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to maintain the historical growth of its loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits; (xi) the development of any new market other than Nashville or Knoxville; (xii) a merger or acquisition, like the proposed merger with CapitalMark; (xiii) risks of expansion into new geographic or product markets, like the proposed expansion into the Chattanooga, TN-GA MSA associated with the proposed merger with CapitalMark; (xiv) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Financial) or otherwise to attract customers from other financial institutions; (xvi) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvii) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xviii) risks associated with litigation, including the applicability of insurance coverage; (xix) the risk that the cost savings and any revenue synergies from the proposed merger with CapitalMark may not be realized or take longer than anticipated to be realized; (xx) disruption from the merger with customers, suppliers or employee relationships; (xxi) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement that Pinnacle Financial and Pinnacle Bank have entered into with CapitalMark; (xxii) the risk of successful integration of CapitalMark's business with ours; (xxiii) the failure of CapitalMark's shareholders to approve the merger; (xxiv) the amount of the costs, fees, expenses and charges related to the merger; (xxv) the ability to obtain required governmental approvals of the proposed terms of the merger; (xxvi) reputational risk and the reaction of Pinnacle Financial's and CapitalMark's customers to the proposed merger; (xxvii) the failure of the closing conditions to be satisfied; (xxviii) the risk that the integration of CapitalMark's operations with Pinnacle Financial's will be materially delayed or will be more costly or difficult than expected; (xxix) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xxx) the dilution caused by Pinnacle's issuance of additional shares of its common stock in the merger; (xxxi) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xxxii) the vulnerability of our network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xxxiii) the possibility of increased compliance costs as a result of increased regulatory oversight and the development of additional banking products for our corporate and consumer clients; and (xxxiv) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial's most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2015. Many of such factors are beyond Pinnacle Financial's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	March 31, 2015	December 31, 2014	March 31, 2014
ASSETS
Cash and noninterest-bearing due from banks	$61,498,151	$48,741,692	$94,172,230
Interest-bearing due from banks	227,823,492	134,176,054	75,826,385
Federal funds sold and other	4,455,077	4,989,764	938,792
Cash and cash equivalents	293,776,720	187,907,510	170,937,407

Securities available-for-sale, at fair value	769,018,224	732,054,785	735,400,911
Securities held-to-maturity (fair value of $39,407,835, $38,788,870 and $38,194,567
at March 31, 2015 and December 31, 2014 and March 31, 2014, respectively)	39,275,846	38,675,527	38,733,099
Mortgage loans held-for-sale	18,909,910	14,038,914	13,970,926
Loans held-for-sale	7,934,778	-	-

Loans	4,645,272,317	4,590,026,505	4,181,686,799
Less allowance for loan losses	(66,241,583)	(67,358,639)	(67,523,575)
Loans, net	4,579,030,734	4,522,667,866	4,114,163,224

Premises and equipment, net	71,281,505	71,576,016	71,627,370
Other investments	119,426,574	38,062,134	33,358,506
Accrued interest receivable	18,262,956	16,988,407	17,219,090
Goodwill	243,442,869	243,529,010	243,568,203
Core deposit and other intangible assets	2,665,659	2,893,072	3,603,074
Other real estate owned	8,441,288	11,186,414	15,037,823
Other assets	142,879,305	138,668,142	143,312,957
Total assets	$6,314,346,368	$6,018,247,797	$5,600,932,590

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$1,424,971,154	$1,321,053,083	$1,180,202,107
Interest-bearing	1,065,900,049	1,005,450,690	912,387,013
Savings and money market accounts	1,878,270,087	2,024,957,383	1,902,452,916
Time	420,168,133	431,143,756	505,534,750
Total deposits	4,789,309,423	4,782,604,912	4,500,576,786
Securities sold under agreements to repurchase	68,053,123	93,994,730	68,092,650
Federal Home Loan Bank advances	455,443,811	195,476,384	150,604,286
Subordinated debt and other borrowings	135,533,292	96,158,292	98,033,292
Accrued interest payable	632,021	631,682	745,180
Other liabilities	41,224,052	46,688,416	40,383,743
Total liabilities	5,490,195,722	5,215,554,416	4,858,435,937

Stockholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized;
no shares issued and outstanding	-	-	-
Common stock, par value $1.00; 90,000,000 shares authorized;
35,864,667 shares, 35,732,483 shares and 35,567,268 shares
issued and outstanding at March 31, 2015, December 31, 2014
and March 31, 2014, respectively	35,864,667	35,732,483	35,567,268
Additional paid-in capital	563,831,066	561,431,449	551,461,564
Retained earnings	218,909,667	201,371,081	155,840,829
Accumulated other comprehensive income (loss), net of taxes	5,545,246	4,158,368	(373,008)
Stockholders' equity	824,150,646	802,693,381	742,496,653
Total liabilities and stockholders' equity	$6,314,346,368	$6,018,247,797	$5,600,932,590

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Interest income:
Loans, including fees	$49,466,706	$48,352,675	$43,695,658
Securities
Taxable	3,444,599	3,409,318	3,720,279
Tax-exempt	1,483,307	1,472,826	1,597,797
Federal funds sold and other	283,978	298,391	277,058
Total interest income	54,678,590	53,533,210	49,290,792

Interest expense:
Deposits	2,430,742	2,441,502	2,595,240
Securities sold under agreements to repurchase	30,917	40,077	30,515
Federal Home Loan Bank advances and other borrowings	948,552	738,359	757,222
Total interest expense	3,410,211	3,219,938	3,382,977
Net interest income	51,268,379	50,313,272	45,907,815
Provision for loan losses	315,091	2,041,480	487,638
Net interest income after provision for loan losses	50,953,288	48,271,792	45,420,177

Noninterest income:
Service charges on deposit accounts	2,912,549	3,038,045	2,790,968
Investment services	2,259,440	2,737,308	2,127,834
Insurance sales commissions	1,512,618	1,045,748	1,384,921
Gains on mortgage loans sold, net	1,941,254	1,373,920	1,234,872
Investment gains on sales, net	6,003	-	-
Trust fees	1,311,985	1,274,159	1,145,751
Income from other investments	3,295,858	265,624	130,096
Other noninterest income	5,253,595	4,649,415	3,917,923
Total noninterest income	18,493,302	14,384,219	12,732,365

Noninterest expense:
Salaries and employee benefits	23,530,860	23,075,475	21,749,960
Equipment and occupancy	6,046,223	5,983,877	5,709,030
Other real estate expense	395,288	(630,066)	651,152
Marketing and other business development	959,750	1,208,253	908,901
Postage and supplies	649,251	717,323	560,614
Amortization of intangibles	227,414	236,164	237,675
Other noninterest expense	5,022,236	3,801,319	3,832,221
Total noninterest expense	36,831,022	34,392,345	33,649,553
Income before income taxes	32,615,568	28,263,666	24,506,680
Income tax expense	10,772,857	9,526,428	8,139,557
Net income	$21,842,711	$18,737,238	$16,367,123

Per share information:
Basic net income per common share	$0.62	$0.54	$0.47
Diluted net income per common share	$0.62	$0.53	$0.47

Weighted average shares outstanding:
Basic	35,041,203	34,827,999	34,602,337
Diluted	35,380,529	35,292,319	34,966,600

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	March	December	September	June	March	December
	2015	2014	2014	2014	2014	2013

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$1,560,683	1,544,091	1,478,869	1,457,335	1,456,172	1,383,435
Consumer real estate - mortgage loans	723,907	721,158	706,801	698,528	703,592	695,616
Construction and land development loans	324,462	322,466	322,090	292,875	294,055	316,191
Commercial and industrial loans	1,810,818	1,784,729	1,724,086	1,697,634	1,568,937	1,605,547
Consumer and other	225,402	217,583	189,405	169,190	158,931	143,704
Total loans	4,645,272	4,590,027	4,421,251	4,315,562	4,181,687	4,144,493
Allowance for loan losses	(66,242)	(67,359)	(66,160)	(66,888)	(67,524)	(67,970)
Securities	808,294	770,730	753,028	782,066	774,134	733,252
Total assets	6,314,346	6,018,248	5,865,703	5,788,792	5,600,933	5,563,776
Noninterest-bearing deposits	1,424,971	1,321,053	1,357,934	1,324,358	1,180,202	1,167,414
Total deposits	4,789,309	4,782,605	4,662,331	4,651,513	4,500,577	4,533,473
Securities sold under agreements to repurchase	68,053	93,995	64,773	62,273	68,093	70,465
FHLB advances	455,444	195,476	215,524	170,556	150,604	90,637
Subordinated debt and other borrowings	135,533	96,158	96,783	97,408	98,033	98,658
Total stockholders' equity	824,151	802,693	781,934	764,382	742,497	723,708

Balance sheet data, quarterly averages:
Total loans	$4,624,952	4,436,411	4,358,473	4,251,900	4,130,289	3,981,214
Securities	788,550	760,328	767,895	782,436	748,539	731,651
Total earning assets	5,581,508	5,382,479	5,264,591	5,187,589	5,023,692	4,903,233
Total assets	6,102,523	5,855,421	5,752,776	5,673,615	5,514,031	5,388,371
Noninterest-bearing deposits	1,342,603	1,373,745	1,317,091	1,202,740	1,128,743	1,179,340
Total deposits	4,791,944	4,758,402	4,655,047	4,518,963	4,509,493	4,407,806
Securities sold under agreements to repurchase	66,505	82,970	66,429	59,888	62,500	85,096
FHLB advances	290,016	95,221	135,920	224,432	83,787	42,012
Subordinated debt and other borrowings	121,033	96,722	100,404	99,015	98,651	100,030
Total stockholders' equity	815,706	796,338	774,032	757,089	740,743	722,919

Statement of operations data, for the three months ended:
Interest income	$54,679	53,533	52,782	50,564	49,291	48,405
Interest expense	3,410	3,220	3,245	3,338	3,383	3,436
Net interest income	51,269	50,313	49,537	47,226	45,908	44,969
Provision for loan losses	315	2,041	851	254	488	2,225
Net interest income after provision for loan losses	50,954	48,272	48,686	46,972	45,420	42,744
Noninterest income	18,493	14,384	12,888	12,598	12,732	12,488
Noninterest expense	36,830	34,391	34,360	33,902	33,646	32,637
Income before taxes	32,617	28,264	27,215	25,668	24,506	22,596
Income tax expense	10,774	9,527	9,018	8,498	8,140	7,274
Net income	$21,843	18,737	18,197	17,170	16,367	15,321

Profitability and other ratios:
Return on avg. assets (1)	1.45%	1.27%	1.25%	1.21%	1.20%	1.13%
Return on avg. equity (1)	10.86%	9.33%	9.33%	9.10%	8.96%	8.41%
Return on avg. tangible common equity (1)	15.56%	13.52%	13.69%	13.50%	13.45%	12.79%
Dividend payout ratio (18)	22.22%	16.67%	17.58%	18.29%	19.16%	20.38%
Net interest margin (1) (2)	3.78%	3.76%	3.79%	3.71%	3.76%	3.70%
Noninterest income to total revenue (3)	26.51%	22.23%	20.65%	21.06%	21.72%	21.73%
Noninterest income to avg. assets (1)	1.23%	0.97%	0.89%	0.89%	0.94%	0.92%
Noninterest exp. to avg. assets (1)	2.45%	2.33%	2.37%	2.40%	2.47%	2.40%
Noninterest expense (excluding ORE and FHLB
restructuring charges) to avg. assets (1)	2.42%	2.37%	2.34%	2.38%	2.43%	2.38%
Efficiency ratio (4)	52.79%	53.16%	55.04%	56.67%	57.38%	56.80%
Avg. loans to average deposits	96.52%	93.23%	93.63%	94.09%	91.59%	90.32%
Securities to total assets	12.80%	12.81%	12.84%	13.51%	13.82%	13.18%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	March 31, 2015			March 31, 2014
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$4,624,952	$49,467	4.35%	$4,130,289	$43,696	4.30%
Securities
Taxable	625,883	3,445	2.23%	573,330	3,720	2.63%
Tax-exempt (2)	162,667	1,483	4.94%	175,209	1,598	4.94%
Federal funds sold and other	168,006	284	0.81%	144,864	277	0.92%
Total interest-earning assets	5,581,508	$54,679	4.02%	5,023,692	$49,291	4.04%
Nonearning assets
Intangible assets	246,314			247,360
Other nonearning assets	274,701			242,979
Total assets	$6,102,523			$5,514,031

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$1,029,707	$473	0.19%	$921,034	$429	0.19%
Savings and money market	1,996,016	1,410	0.29%	1,951,787	1,427	0.30%
Time	423,618	548	0.52%	507,929	739	0.59%
Total interest-bearing deposits	3,449,341	2,431	0.29%	3,380,750	2,595	0.31%
Securities sold under agreements to repurchase	66,505	31	0.19%	62,500	31	0.20%
Federal Home Loan Bank advances	290,016	220	0.31%	83,787	123	0.59%
Subordinated debt and other borrowings	121,033	728	2.44%	98,651	634	2.61%
Total interest-bearing liabilities	3,926,895	3,410	0.35%	3,625,688	3,383	0.38%
Noninterest-bearing deposits	1,342,603	-	-	1,128,743	-	-
Total deposits and interest-bearing liabilities	5,269,498	$3,410	0.26%	4,754,431	$3,383	0.29%
Other liabilities	17,319			18,857
Stockholders' equity	815,706			740,743
Total liabilities and stockholders' equity	$6,102,523			$5,514,031
Net interest income		$51,269			$45,908
Net interest spread (3)			3.67%			3.66%
Net interest margin (4)			3.78%			3.76%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended March 31, 2015 would have been 3.76% compared to a net interest spread of 3.75% for the quarter ended March 31, 2014.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	March	December	September	June	March	December
	2015	2014	2014	2014	2014	2013

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$16,915	16,706	21,652	15,678	15,606	18,183
Other real estate (ORE)	8,441	11,186	12,329	12,946	15,038	15,226
Total nonperforming assets	$25,356	27,892	33,981	28,624	30,644	33,409
Past due loans over 90 days and still
accruing interest	$1,609	322	83	649	7,944	3,057
Troubled debt restructurings (5)	$8,726	8,410	7,606	7,552	15,108	19,647
Net loan charge-offs	$1,432	842	1,580	890	934	1,535
Allowance for loan losses to nonaccrual loans	391.6%	403.2%	305.6%	426.6%	432.7%	373.8%
As a percentage of total loans:
Past due accruing loans over 30 days	0.30%	0.40%	0.32%	0.45%	0.43%	0.39%
Potential problem loans (6)	1.97%	1.81%	1.98%	1.79%	2.01%	1.51%
Allowance for loan losses	1.43%	1.47%	1.50%	1.55%	1.61%	1.64%
Nonperforming assets to total loans and ORE	0.54%	0.61%	0.77%	0.66%	0.73%	0.80%
Nonperforming assets to total assets	0.40%	0.46%	0.58%	0.49%	0.55%	0.60%
Classified asset ratio (Pinnacle Bank) (8)	20.3%	18.1%	20.0%	18.1%	21.2%	18.5%
Annualized net loan charge-offs year-to-date
to avg. loans (7)	0.13%	0.10%	0.11%	0.09%	0.09%	0.24%
Wtd. avg. commercial loan internal risk ratings (6)	4.5	4.4	4.5	4.5	4.5	4.5

Interest rates and yields:
Loans	4.35%	4.34%	4.34%	4.27%	4.30%	4.28%
Securities	2.79%	2.81%	2.85%	2.93%	3.17%	3.16%
Total earning assets	4.02%	4.00%	4.03%	3.97%	4.04%	3.98%
Total deposits, including non-interest bearing	0.26%	0.20%	0.21%	0.22%	0.23%	0.24%
Securities sold under agreements to repurchase	0.19%	0.19%	0.23%	0.21%	0.20%	0.16%
FHLB advances	0.31%	0.56%	0.44%	0.33%	0.59%	0.97%
Subordinated debt and other borrowings	2.44%	2.48%	2.45%	2.58%	2.61%	2.60%
Total deposits and interest-bearing liabilities	0.26%	0.25%	0.26%	0.27%	0.29%	0.29%

Pinnacle Financial Partners capital ratios (8):
Stockholders' equity to total assets	13.1%	13.3%	13.3%	13.2%	13.3%	13.0%
Common equity Tier one capital	9.4%	10.6%	10.6%	10.5%	10.3%	9.8%
Tier one risk-based	10.8%	12.1%	12.2%	12.1%	12.2%	11.8%
Total risk-based	12.0%	13.4%	13.4%	13.4%	13.5%	13.0%
Leverage	10.4%	11.3%	11.2%	11.0%	11.0%	10.9%
Tangible common equity to tangible assets	9.5%	9.6%	9.5%	9.3%	9.3%	9.0%
Pinnacle Bank ratios:
Common equity Tier one	10.0%	11.4%	11.5%	11.5%	11.7%	11.3%
Tier one risk-based	10.1%	11.4%	11.5%	11.5%	11.7%	11.3%
Total risk-based	11.3%	12.6%	12.8%	12.8%	12.9%	12.6%
Leverage	9.7%	10.6%	10.6%	10.5%	10.5%	10.5%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	March	December	September	June	March	December
	2015	2014	2014	2014	2014	2013

Per share data:
Earnings – basic	$0.62	0.54	0.52	0.49	0.47	0.45
Earnings – diluted	$0.62	0.53	0.52	0.49	0.47	0.44
Common dividends per share	$0.12	0.08	0.08	0.08	0.08	0.08
Book value per common share at quarter end (9)	$22.98	22.46	21.93	21.47	20.88	20.55
Tangible common equity per common share	$15.88	15.62	15.02	14.53	13.93	13.52

Weighted avg. common shares – basic	35,041,203	34,827,999	34,762,206	34,697,888	34,602,337	34,355,691
Weighted avg. common shares – diluted	35,380,529	35,292,319	35,155,224	35,081,702	34,966,600	34,765,424
Common shares outstanding	35,864,667	35,732,483	35,654,541	35,601,495	35,567,268	35,221,941

Investor information:
Closing sales price	$44.46	39.54	36.10	39.48	37.49	32.53
High closing sales price during quarter	$45.19	39.95	39.75	39.48	38.64	33.25
Low closing sales price during quarter	$35.52	34.65	35.21	33.46	31.02	29.67

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$95,782	94,816	96,050	83,421	61,290	70,194
Gross fees (10)	$2,615	2,797	2,256	2,461	1,780	1,729
Gross fees as a percentage of loans originated	2.73%	2.95%	2.35%	2.95%	2.90%	2.46%
Net gain on mortgage loans sold	$1,941	1,374	1,353	1,669	1,235	1,113
Investment gains (losses) on sales, net (17)	$6	-	29	-	-	-
Brokerage account assets, at quarter-end (11)	$1,739,669	1,695,238	1,658,237	1,680,619	1,611,232	1,560,349
Trust account managed assets, at quarter-end	$889,392	764,802	720,071	687,772	613,440	605,324
Core deposits (12)	$4,412,635	4,381,177	4,260,627	4,245,745	4,087,477	4,102,032
Core deposits to total funding (12)	81.0%	84.8%	84.6%	85.2%	84.8%	85.5%
Risk-weighted assets	$5,591,382	5,233,329	5,049,592	4,924,884	4,730,907	4,803,942
Total assets per full-time equivalent employee	$8,153	7,877	7,744	7,734	7,528	7,408
Annualized revenues per full-time equivalent employee	$365.3	336.0	327.0	320.6	319.7	303.5
Annualized expenses per full-time equivalent employee	$192.9	178.6	180.0	181.7	183.4	172.4
Number of employees (full-time equivalent)	774.5	764.0	757.5	748.5	744.0	751.0
Associate retention rate (13)	94.0%	93.3%	93.5%	93.8%	95.6%	94.4%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment - February 2015	889.7	886.7	884.7	874.3	868.4	859.9
Knoxville MSA nonfarm employment - February 2015	383.0	381.5	378.9	373.4	373.6	372.6
Nashville MSA unemployment - January 2015	5.4%	5.3%	5.4%	5.3%	5.4%	6.2%
Knoxville MSA unemployment - January 2015	6.2%	5.8%	5.9%	5.9%	6.0%	6.1%
Nashville residential median home price - March 2015	$222.4	213.5	211.4	222.0	195.0	198.8
Nashville inventory of residential homes for sale - March 2015 (16)	8.2	7.6	9.9	10.6	9.4	8.2

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	March	December	September	June	March	December
(dollars in thousands, except per share data)	2015	2014	2014	2014	2014	2013

Tangible assets:
Total assets	$6,314,346	6,018,248	5,865,703	5,788,792	5,600,933	5,563,776
Less: Goodwill	(243,443)	(243,529)	(243,533)	(243,550)	(243,568)	(243,651)
Core deposit and other intangible assets	(2,666)	(2,893)	(3,129)	(3,365)	(3,603)	(3,841)
Net tangible assets	$6,068,237	5,771,827	5,619,041	5,541,877	5,353,762	5,316,284

Tangible equity:
Total stockholders' equity	$824,151	802,693	781,934	764,382	742,497	723,708
Less: Goodwill	(243,443)	(243,529)	(243,533)	(243,550)	(243,568)	(243,651)
Core deposit and other intangible assets	(2,666)	(2,893)	(3,129)	(3,365)	(3,603)	(3,841)
Net tangible common equity	$578,042	556,271	535,272	517,467	495,326	476,216

Ratio of tangible common equity to tangible assets	9.53%	9.64%	9.53%	9.34%	9.25%	8.96%

Average tangible equity:
Average stockholders' equity	$815,706	796,338	774,032	757,089	740,743	722,919
Less: Average goodwill	(243,505)	(243,531)	(243,544)	(243,559)	(243,610)	(243,729)
Core deposit and other intangible assets	(2,809)	(3,040)	(3,278)	(3,484)	(3,722)	(3,964)
Net average tangible common equity	$569,392	549,767	527,210	510,046	493,411	475,226

Return on average tangible common equity (1)	15.56%	13.52%	13.69%	13.50%	13.45%	12.79%

	For the three months ended
	March	December	September	June	March	December
	2015	2014	2014	2014	2014	2013

Net interest income	$51,269	50,313	49,537	47,226	45,908	44,969

Noninterest income	18,493	14,384	12,888	12,598	12,732	12,488
Less: Investment (gains) losses on sales, net	(6)	-	(29)	-	-	-
Noninterest income excluding investment
(gains) losses on sales, net	18,487	14,384	12,859	12,598	12,732	12,488
Total revenues excluding the impact of investment
(gains) losses on sales, net	69,756	64,697	62,396	59,824	58,644	57,457

Noninterest expense	36,831	34,391	34,360	33,902	33,649	32,637
Less: Other real estate expense	395	(630)	417	226	651	302
Noninterest expense excluding the impact of
other real estate expense	36,436	35,021	33,943	33,676	32,998	32,335

Adjusted pre-tax pre-provision income (15)	$33,320	29,676	28,453	26,148	25,646	25,122

Efficiency Ratio (4)	52.8%	53.2%	55.0%	56.7%	57.4%	56.8%

Total average assets	$6,102,523	5,855,421	5,752,776	5,673,615	5,514,031	5,388,371

Noninterest expense (excluding ORE expense) to avg. assets (1)	2.42%	2.37%	2.34%	2.38%	2.43%	2.38%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt restructurings include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately).  Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier one common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of tier 1 capital as a percentage of total risk-weighted assets.
9. Book value per share computed by dividing total stockholders' equity less preferred stock and common stock warrants by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000.
The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13. Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

14. Employment and unemployment data is from BERC- MTSU & Bureau of Labor Statistics.  Labor force data is seasonally adjusted.  The most recent quarter data presented is as of the most recent month that data is available as of the release date.  Historical data is subject to update by the BERC- MTSU & Bureau of Labor Statistics. Historical data is presented based on the most recently reported data available by the BERC- MTSU & Bureau of Labor Statistics.  The Nashville home data is from the Greater Nashville Association of Realtors.

15.  Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments, net and non-credit related loan losses as well as other real estate owned expenses and FHLB restructuring charges.

16. Represents month's supply of homes currently listed with MLS based on current sales activity in the Nashville MSA.
17. Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.

18. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.